CONSENT OF INDEPENDENT AUDITORS


      We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-6131) and related Prospectus of Cover-All Technologies Inc. (formerly Warner Insurance Services, Inc.) for the registration of 6,591,528 shares of its common stock and to the incorporation by reference therein of our report dated April 11, 1997, with respect to the consolidated financial statements and schedule of Cover-All Technologies Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

      We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-18243) pertaining to the 1982 Incentive Stock Option Plan and in the Registration Statement (Form S-8 No. 33-44270) pertaining to the 1991 Key Employee Stock Option Plan, the 1988 Non-Employee Director Stock Option Plan and certain Non-Qualified Stock Option Contracts, and in the related Prospectuses of Cover-All Technologies Inc. of our report dated April 11, 1997, with respect to the consolidated financial statements and schedule of Cover-All Technologies Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                              /s/ Ernst & Young, LLP
                                              ------------------------
                                              Ernst & Young LLP


      Hackensack, New Jersey
      April 11, 1997